EXHIBIT 99.1

NEWS RELEASE

Contact:	Trevor Gibbons	Jordan Jennings	Marilynn Meek
	Edelman	Investor Relations	Financial Relations Board
	(212 704-8166	(972) 778-9487	(212) 827-3773

ASHFORD PRIME ANNOUNCES VOTING RESULTS FOR 2016 ANNUAL MEETING OF STOCKHOLDERS; COMPANY PROVIDES UPDATE ON PROPOSAL FROM THE WEISMAN GROUP

DALLAS, June 10, 2016 -- Ashford Hospitality Prime, Inc., (NYSE: AHP) (“Ashford Prime” or the “Company”) today announced voting results from its 2016 Annual Meeting of stockholders (the “Annual Meeting”) held earlier today. The Company’s director nominees each received a plurality of votes at the Annual Meeting and were re-elected. For each of the director nominees the “withheld” votes exceeded the “for” votes, and as a result, in accordance with Ashford Prime’s corporate governance guidelines, each member of the Board tendered a resignation to the nominating and corporate governance committee, which was subsequently considered and rejected by the Board of Directors.

“We thank Ashford Prime stockholders for their open and honest dialogue over the past months and we continue to welcome ongoing and constructive feedback. Our Board of Directors is fully aware of investor concerns and each of us looks forward to addressing those concerns in the weeks and months ahead. Together with the Company’s management team, we are committed to creating long-term stockholder value and continuing to explore ways to improve our corporate governance structure,” said Curtis B. McWilliams, Lead Director of Ashford Prime.

Additionally, a committee of independent directors of the Board, previously formed in connection with the Company’s recently completed strategic review, has instructed the Company’s financial advisors to connect with The Weisman Group to thoroughly review their recent proposal. The committee of independent directors is committed to acting in the best interest of all stockholders and plans to determine the viability of their proposal.

The full voting results for all of Ashford Prime’s proposals will be filed with the Securities and Exchange Commission.

Ashford Prime has retained Cadwalader Wickersham & Taft LLP as legal counsel. Deutsche Bank is acting as financial advisor to Ashford Prime in connection with the Weisman Group’s proposal.

Ashford Prime is a real estate investment trust (REIT) focused on investing in luxury hotels located in resort and gateway markets.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Prime's control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Prime's filings with the Securities and Exchange Commission (the “SEC”).
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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